Exhibit 99.1
Globus Medical Reports Second Quarter 2026 Results
AUDUBON, PA., August 6, 2026: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal technology company, today announced its financial results for the second quarter ended June 30, 2026.
Second Quarter 2026:
•Worldwide net sales were $789.6 million, an increase of 5.9%, or an increase of 5.6% on a constant currency basis.
•GAAP net income for the quarter was $151.6 million.
•GAAP diluted earnings per share (“EPS”) was $1.10, a decrease of 26.2%, primarily driven by the bargain purchase gain of $110.5 million recognized in the prior year quarter related to the Nevro acquisition. Non-GAAP diluted EPS was $1.34, an increase of 55.8%.
“Momentum continued into the second quarter with 6% overall revenue growth, or 9% growth excluding Nevro, driven by share gains across a majority of our underlying businesses, most notably US Spine, growing 7% and International Spine, growing 14% as-reported and 12% on a constant currency basis,” commented Keith Pfeil, President and Chief Executive Officer. “The depth of our product portfolio and exclusive selling model positions us to lead with innovation and commercial outreach, driving our ability to grow share over the long-term. Our priority remains centered on achieving improved surgical outcomes through the Globus ecosystem, bringing together patient selection, surgical techniques with complementary implants and technology to drive the surgical procedure, through a closed-loop surgical intelligence ecosystem.”
“US Spine, again, led the way in growth for the organization, marking our fifth straight quarter of above-market revenue growth, with continued strength across our entire product portfolio. This broad-based growth, paired with adjusted gross margin expansion of 200 basis points compared to the second quarter of the prior year, drove record second quarter non-GAAP net income and diluted earnings per share,” said Kyle Kline, Chief Financial Officer. “The strength of our second-quarter performance reflects disciplined execution across the business, including margin expansion, operating leverage, and synergy realization, which position us to deliver sustained earnings growth, and enhanced shareholder returns throughout the year.”
Worldwide net sales for the second quarter of 2026 were $789.6 million, an as-reported increase of 5.9% over the second quarter of 2025. U.S. net sales for the second quarter of 2026 increased by 3.0% compared to the second quarter of 2025. International net sales increased by 18.0% over the second quarter of 2025 on an as-reported basis and increased by 16.2% on a constant currency basis.
GAAP net income for the second quarter of 2026 was $151.6 million, a decrease of 25.3% over the same period in the prior year. The decrease in GAAP net income was primarily driven by the bargain purchase gain of $110.5 million recognized in the prior year quarter related to the Nevro acquisition. GAAP diluted EPS for the second quarter was $1.10, compared to $1.49 for the second quarter of 2025, a decrease of 26.2%. Non-GAAP diluted EPS for the second quarter of 2026, which excludes, among other costs, amortization of intangibles, merger and acquisition-related costs, and restructuring-related costs, was $1.34, compared to $0.86 in the second quarter of 2025, an increase of 55.8%.
2026 Annual Guidance
The Company reaffirms its guidance for full-year 2026 revenue to be in the range of $3.18 billion to $3.22 billion and updates its guidance for non-GAAP fully diluted EPS to be in the range of $4.95 to $5.05 from the previous range of $4.70 to $4.80.
Conference Call Information
Globus Medical will hold a teleconference to discuss its 2026 second quarter results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.
To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.
About Globus Medical, Inc.
Globus Medical, Inc. is a leading global musculoskeletal technology company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees. Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities. We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.
In addition, for the period ended June 30, 2026 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted EPS, which represent net income and diluted EPS excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain income tax net benefits and non-recurring tax adjustments, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income. We also present non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.
Additionally, for the period ended June 30, 2026 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates. We are also presenting base business revenue growth, excluding the contribution from Nevro Corp. (“Nevro”), which we acquired in 2025. We believe these provide insight to how the Company is performing without the impact of our most recent acquisition.
Non-GAAP Adjusted EBITDA, non-GAAP net income, non-GAAP diluted EPS, non-GAAP gross profit, free cash flow, constant currency net sales growth, base business revenue growth, and day-adjusted basis sales are not calculated in conformity with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable. The tables included in this release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above for the three months ended June 30, 2026.
We are unable to present a quantitative reconciliation of our expected fully diluted GAAP EPS to non-GAAP diluted EPS as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of provision for litigation, amortization of intangibles, merger and acquisition-related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, gains and losses from strategic investments, and the tax effects of all of the foregoing adjustments. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Income.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, the successful integration of businesses that we have acquired or may acquire in the future, and other risks. For a discussion of these and other risks, uncertainties, and other factors that could affect our results, refer to the disclosures contained in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our subsequent filings with the SEC. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof. As used herein, the “Company”, “Globus”, “Globus Medical”, “we”, “us”, and “our” refers to Globus Medical, Inc.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
Net sales	$789,612	$745,342	$1,549,466	$1,343,463

Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	241,439	248,765	475,505	444,162
Research and development	36,321	39,954	72,831	73,016
Selling, general and administrative	286,823	303,622	584,598	546,421
Amortization of intangibles	29,560	30,189	59,086	58,991
Acquisition-related costs	11,080	33,156	17,457	34,213
Restructuring costs	1,957	13,547	7,169	13,547

Operating income/(loss)	182,432	76,109	332,820	173,113

Other income/(expense), net
Interest income/(expense), net	7,074	693	12,508	2,374
Foreign currency transaction gain/(loss)	(860)	38	(2,973)	4,308
Bargain purchase gain	—	110,561	1,118	110,561
Other income/(expense)	1,171	772	3,418	1,485
Total other income/(expense), net	7,385	112,064	14,071	118,728

Income/(loss) before income taxes	189,817	188,173	346,891	291,841
Income tax provision/(benefit)	38,248	(14,673)	71,020	13,533

Net income/(loss)	$151,569	$202,846	$275,871	$278,308

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	(551)	2	(1,711)	317
Foreign currency translation gain/(loss)	(2,657)	12,404	(2,439)	16,783
Total other comprehensive income/(loss), net of tax	(3,208)	12,406	(4,150)	17,100
Comprehensive income/(loss)	$148,361	$215,252	$271,721	$295,408

Earnings per share:
Basic	$1.12	$1.50	$2.04	$2.05
Diluted	$1.10	$1.49	$2.00	$2.01
Weighted average shares outstanding:
Basic	135,054	135,205	135,209	135,981
Diluted	137,384	136,499	137,787	138,137

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(In thousands, except share and per share values)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$507,745	$526,156
Short-term marketable securities	87,397	31,087
Accounts receivable, net of allowances $44,371 and $33,434, respectively	692,176	678,938
Inventories	810,897	759,277
Prepaid expenses and other current assets	70,195	65,426
Income taxes receivable	47,102	64,727
Total current assets	2,215,512	2,125,611
Property and equipment, net	533,528	564,452
Operating lease right of use assets	59,155	63,786
Long-term marketable securities	245,358	71,819
Intangible assets, net	692,624	745,064
Goodwill	1,438,216	1,435,033
Other assets	79,238	78,781
Deferred income taxes	224,627	218,215
Total assets	$5,488,258	$5,302,761

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$106,941	$98,852
Accrued expenses	300,728	333,586
Operating lease liabilities	14,385	14,738
Income taxes payable	6,036	4,155
Business acquisition liabilities	23,276	19,513
Deferred revenue	27,981	27,655
Total current liabilities	479,347	498,499
Business acquisition liabilities, net of current portion	82,113	81,995
Operating lease liabilities	96,807	103,918
Deferred income taxes and other tax liabilities	42,342	23,756
Other liabilities	19,046	21,343
Total liabilities	719,655	729,511

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 111,822,190 and 112,625,126 shares at June 30, 2026 and December 31, 2025, respectively	112	113
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at June 30, 2026 and December 31, 2025, respectively	22	22
Additional paid-in capital	3,230,186	3,169,812
Accumulated other comprehensive income/(loss)	11,196	15,346
Retained earnings	1,527,087	1,387,957
Total equity	4,768,603	4,573,250
Total liabilities and equity	$5,488,258	$5,302,761

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$275,871	$278,308
Adjustments to reconcile net income to net cash provided by operating activities:
Bargain purchase gain	(1,118)	(110,561)
Depreciation and amortization	139,355	136,284
Provision for excess and obsolete inventory	9,795	10,933
Amortization of acquisition accounting fair value step up	—	12,673
Stock-based compensation expense	26,000	26,823
Allowance for expected credit losses	10,398	4,554
Change in fair value of business acquisition liabilities	16,059	5,389
Change in deferred income taxes	15,748	(41,236)
(Gain)/loss on disposal of assets, net	5,558	6,131
Payment of business acquisition-related liabilities	(2,596)	(15,764)
Net (gain)/loss from foreign currency adjustment	218	(11,342)
(Increase) decrease in:
Accounts receivable	(27,211)	20,395
Inventories	(44,551)	(11,722)
Prepaid expenses and other assets	(459)	852
Increase (decrease) in:
Accounts payable	5,389	(4,085)
Accrued expenses and other liabilities	(35,738)	(13,841)
Income taxes payable/receivable	19,387	(38,626)
Net cash provided by/(used in) operating activities	412,105	255,165
Cash flows from investing activities:
Purchases of marketable securities	(254,013)	(1,750)
Sales and maturities of marketable securities	21,483	174,238
Purchases of property and equipment	(72,783)	(82,665)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(6,409)	(257,546)
Net cash provided by/(used in) investing activities	(311,722)	(167,723)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(13,720)	(7,864)
Net proceeds from exercise of stock options	36,932	15,920
Payments related to tax withholdings for share-based compensation	(3,453)	(2,953)
Repurchase of common stock	(136,058)	(215,451)
Repayment of senior convertible notes	—	(449,985)
Net cash provided by/(used in) financing activities	(116,299)	(660,333)
Effect of foreign exchange rates on cash	(2,495)	17,899
Net increase/(decrease) in cash and cash equivalents	(18,411)	(554,992)
Cash and cash equivalents at beginning of period	526,156	784,438
Cash and cash equivalents at end of period	$507,745	$229,446

Supplemental disclosures of cash flow information:
Income taxes paid, net	$30,603	$93,226
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$13,390	$13,454

Supplemental Financial Information
Net Sales by Product Category:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Musculoskeletal Solutions	$763,540	$710,182	$1,496,524	$1,286,115
Enabling Technologies	26,072	35,160	52,942	57,348
Total net sales	$789,612	$745,342	$1,549,466	$1,343,463
Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2026	2025
Cash and cash equivalents	$507,745	$526,156
Short-term marketable securities	87,397	31,087
Long-term marketable securities	245,358	71,819
Total cash, cash equivalents and marketable securities	$840,500	$629,062
The following tables reconcile GAAP to non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2026	2025	2026	2025
Net income/(loss)	$151,569	$202,846	$275,871	$278,308
Interest (income)/expense, net	(7,074)	(693)	(12,508)	(2,374)
Provision for income taxes	38,248	(14,673)	71,020	13,533
Depreciation and amortization	70,084	70,631	140,205	136,705
EBITDA	252,827	258,111	474,588	426,172
Stock-based compensation expense	13,383	13,258	25,997	26,310
Provision for litigation, net	62	(2,621)	196	(3,908)
Merger and acquisition-related costs (1)	11,290	40,393	17,731	41,499
Net (gain) loss from strategic investments	(364)	(1,248)	(1,189)	(1,309)
Non-cash acquisition-related foreign currency impacts	(119)	(8,565)	(217)	(12,337)
Restructuring costs	2,760	19,915	9,147	20,649
Bargain purchase gain	—	(110,561)	(1,118)	(110,561)
Adjusted EBITDA	$279,839	$208,682	$525,135	$386,515

Net income/(loss) as a percentage of net sales	19.2%	27.2%	17.8%	20.7%
Adjusted EBITDA as a percentage of net sales	35.4%	28.0%	33.9%	28.8%
(1)Merger and acquisition-related costs represent certain costs associated with acquisitions. These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs Table.

Non-GAAP Merger and Acquisition-related Costs Table:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Amortization of inventory fair value step up	$—	$5,967	$—	$6,016
Change in fair value of business acquisition liabilities	9,707	5,235	16,059	5,402
Employee-related costs (b)	1,373	27,418	1,398	27,418
Other acquisition-related costs (a)	210	1,773	274	2,663
Merger and acquisition-related costs	$11,290	$40,393	$17,731	$41,499
(a)Primarily comprised of legal fees, advisory and consulting fees.
(b)Primarily comprised of severance, share based compensation and termination fees.
Non-GAAP Net Income Reconciliation Table:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Net income/(loss)	$151,569	$202,846	$275,871	$278,308
Provision for litigation, net	62	(2,621)	196	(3,908)
Amortization of intangibles	29,560	30,189	59,086	58,991
Merger and acquisition -related costs (1)	11,290	40,393	17,731	41,499
Net gain/(loss) on strategic investments	(364)	(1,248)	(1,189)	(1,309)
Non-cash acquisition-related foreign currency impacts	(119)	(8,565)	(217)	(12,337)
Restructuring costs	2,760	19,915	9,147	20,649
Bargain purchase gain	—	(110,561)	(1,118)	(110,561)
Provision for income tax benefit from non-recurring tax adjustments	—	(34,815)	—	(34,815)
Tax effect of adjusting items	(10,464)	(18,751)	(20,317)	(24,907)
Non-GAAP net income/(loss)	$184,294	$116,782	$339,190	$211,610
(1)See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table for the detail for these costs.
Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Net sales	$789,612	$745,342	$1,549,466	$1,343,463
Cost of sales (exclusive of amortization of intangibles)	241,439	248,765	475,505	444,162
Amortization of intangibles	21,090	24,643	42,221	46,851
Gross Profit	$527,083	$471,934	$1,031,740	$852,450

Amortization of inventory fair value step up	—	5,967	—	6,016
Amortization of intangibles	21,090	24,643	42,221	46,851
Adjusted Gross Profit	$548,173	$502,544	$1,073,961	$905,317

Gross Profit % of Net Sales	66.8%	63.3%	66.6%	63.5%
Adjusted Gross Profit % of Net Sales	69.4%	67.4%	69.3%	67.4%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Diluted earnings per share, as reported	$1.10	$1.49	$2.00	$2.01
Provision for litigation, net	—	(0.02)	—	(0.03)
Amortization of intangibles	0.22	0.22	0.43	0.43
Merger and acquisition -related costs (1)	0.08	0.29	0.13	0.30
Net (gain) loss from strategic investments	—	(0.01)	(0.01)	(0.01)
Non-cash acquisition-related foreign currency impacts	—	(0.06)	—	(0.09)
Restructuring costs	0.02	0.14	0.07	0.15
Bargain purchase gain	—	(0.80)	(0.01)	(0.80)
Provision for income tax benefit from non-recurring tax adjustments	—	(0.26)	—	(0.25)
Tax effect of adjusting items	(0.08)	(0.14)	(0.15)	(0.18)
Non-GAAP diluted earnings per share	$1.34	$0.86	$2.46	$1.53
(1) See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
*Amounts may not add due to rounding.
Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$209,742	$77,865	$412,105	$255,165
Purchases of property and equipment	(33,168)	(46,562)	(72,783)	(82,665)
Free cash flow	$176,574	$31,303	$339,322	$172,500
Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended June 30,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2026	2025
United States	$619,105	$600,784	3.0%	$—	3.0%
International	170,507	144,558	18.0%	2,580	16.2%
Total net sales	$789,612	$745,342	5.9%	$2,580	5.6%

	Six Months Ended June 30,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2026	2025
United States	$1,223,993	$1,084,641	12.8%	$—	12.8%
International	325,473	258,822	25.8%	11,554	21.3%
Total net sales	$1,549,466	$1,343,463	15.3%	$11,554	14.5%

Investor Contact:
Brian Kearns
Senior Vice President, Corporate Development and Investor Relations
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com